SCHEDULE A
Transactions in the Common Stock Since the Filing of Original Schedule 13D
Since the filing date of the Original Schedule 13D, Paul Paradis has effected the following acquisitions and dispositions of Common Stock:

Transaction Date	Transaction (1)		Shares of Common Stock	Price per Share ($)
2/23/2024	Sale		175	41.9126	(2)
3/1/2024	Sale		175	45.0195	(3)
3/7/2024	Sale		1,470	63.2466	(4)
3/8/2024	Sale		1,645	63.3410	(5)
3/15/2024	Sale		175	55.5507	(6)
3/19/2024	Sale		1,470	61.8153	(7)
3/22/2024	Sale		1,645	72.6230	(8)
4/1/2024	Sale		1,645	71.9031	(9)
4/1/2024	Forfeiture	(10)	603	68.2600
4/1/2024	Award	(11)	10,000	—
4/5/2024	Sale		1,645	67.6556	(12)
4/12/2024	Sale		1,645	67.8545	(13)
4/19/2024	Sale		175	56.0389	(14)
4/26/2024	Sale		335	58.4702	(15)
4/29/2024	Sale		5	60.0000
4/29/2024	Sale		70	60.0500
5/3/2024	Sale		175	52.0277	(16)
5/9/2024	Sale		1,470	77.3637	(17)
5/10/2024	Sale		1,645	80.6582	(18)
5/17/2024	Sale		1,645	66.6465	(19)
5/24/2024	Sale		1,645	67.8650	(20)
5/31/2024	Sale		1,645	78.5590	(21)
6/7/2024	Sale		1,645	86.9590	(22)
6/14/2024	Sale		1,645	79.6885	(23)
6/21/2024	Sale		1,645	79.9280	(24)
6/28/2024	Sale		1,645	87.4824	(25)
7/1/2024	Forfeiture	(10)	604	88.9500
7/5/2024	Sale		1,645	89.8449	(26)
7/12/2024	Sale		1,645	84.4271	(27)
7/19/2024	Sale		1,645	84.9442	(28)
7/26/2024	Sale		1,645	84.1686	(29)
8/2/2024	Sale		1,645	75.0349	(30)
8/8/2024	Sale		1,645	102.8933	(31)
8/9/2024	Sale		3,290	103.2733	(32)
8/16/2024	Sale		3,290	122.9675	(33)
8/23/2024	Sale		3,290	128.8961	(34)
8/30/2024	Sale		3,290	133.6794	(35)
9/9/2024	Gift to spouse	(36)	74,432	—
9/9/2024	Spouse Receipt of shares		74,432	—
10/1/2024	Forfeiture	(10)	604	163.7100
11/15/2024	Sale by Spouse		1,560	385.0000

11/18/2024	Sale by Spouse		4,026	400.0000
11/19/2024	Sale by Spouse		13,346	400.4901	(37)
1/3/2025	Forfeiture	(10)	639	255.8000

(1)	All sales transactions occurred in open market transactions. The reporting person undertakes to provide, upon request, full information regarding the number of shares purchased in each transaction.
(2)	The sales were effected in multiple transactions at prices ranging from $40.75 to $43.40, inclusive. The price per share reported is the weighted average price. These shares were sold pursuant to the terms and conditions of the Paradis Plan.
(3)	The sales were effected in multiple transactions at prices ranging from $43.99 to $47.49, inclusive. The price per share reported is the weighted average price. These shares were sold pursuant to the terms and conditions of the Paradis Plan.
(4)	The sales were effected in multiple transactions at prices ranging from $60.00 to $67.00, inclusive. The price per share reported is the weighted average price. These shares were sold pursuant to the terms and conditions of the Paradis Plan.
(5)	The sales were effected in multiple transactions at prices ranging from $59.55 to $69.30, inclusive. The price per share reported is the weighted average price. These shares were sold pursuant to the terms and conditions of the Paradis Plan.
(6)	The sales were effected in multiple transactions at prices ranging from $53.28 to $57.22, inclusive. The price per share reported is the weighted average price. These shares were sold pursuant to the terms and conditions of the Paradis Plan.
(7)	The sales were effected in multiple transactions at prices ranging from $60.000 to $63.545, inclusive. The price per share reported is the weighted average price. These shares were sold pursuant to the terms and conditions of the Paradis Plan.
(8)	The sales were effected in multiple transactions at prices ranging from $65.12 to $76.82. The price per share reported is the weighted average price. These shares were sold pursuant to the terms and conditions of the Paradis Plan.
(9)	The sales were effected in multiple transactions at prices ranging from $60.50 to $81.97, inclusive. The price per share reported is the weighted average price. These shares were sold pursuant to the terms and conditions of the Paradis Plan.
(10)	In connection with the vesting of previously awarded restricted stock units, Mr. Paradis forfeited these shares of Common Stock to satisfy withholding tax obligations.
(11)	On April 1, 2024, the Issuer issued to Mr. Paradis an award of 10,000 restricted stock units with a four-year vesting period. 25% of the award vests on April 1, 2025, and 6.25% of the award vests each quarter thereafter.
(12)	The sales were effected in multiple transactions at prices ranging from $63.00 to $71.12, inclusive. The price per share reported is the weighted average price. These shares were sold pursuant to the terms and conditions of the Paradis Plan.
(13)	The sales were effected in multiple transactions at prices ranging from $65.12 to $69.97, inclusive. The price per share reported is the weighted average price. These shares were sold pursuant to the terms and conditions of the Paradis Plan.
(14)	The sales were effected in multiple transactions at prices ranging from $55.31 to $56.39, inclusive. The price per share reported is the weighted average price. These shares were sold pursuant to the terms and conditions of the Paradis Plan.
(15)	The sales were effected in multiple transactions at prices ranging from $51.64 to $60.00, inclusive. The price per share reported is the weighted average price. These shares were sold pursuant to the terms and conditions of the Paradis Plan.
(16)	The sales were effected in multiple transactions at prices ranging from $49.30 to $54.30, inclusive. The price per share reported is the weighted average price. These shares were sold pursuant to the terms and conditions of the Paradis Plan.
(17)	The sales were effected in multiple transactions at prices ranging from $63.975 to $80.640, inclusive. The price per share reported is the weighted average price. These shares were sold pursuant to the terms and conditions of the Paradis Plan.
(18)	The sales were effected in multiple transactions at prices ranging from $75.00 to $83.79, inclusive. The price per share reported is the weighted average price. These shares were sold pursuant to the terms and conditions of the Paradis Plan.

(19)	The sales were effected in multiple transactions at prices ranging from $64.37 to $70.02, inclusive. The price reported in Column 4 is the weighted average price. These shares were sold pursuant to the terms and conditions of the Paradis Plan.
(20)	The sales were effected in multiple transactions at prices ranging from $64.65 to $70.00, inclusive. The price per share reported is the weighted average price. These shares were sold pursuant to the terms and conditions of the Paradis Plan.
(21)	The sales were effected in multiple transactions at prices ranging from $76.19 to $81.60, inclusive. The price per share reported is the weighted average price. These shares were sold pursuant to the terms and conditions of the Paradis Plan.
(22)	The sales were effected in multiple transactions at prices ranging from $84.000 to $88.855, inclusive. The price per share reported is the weighted average price. These shares were sold pursuant to the terms and conditions of the Paradis Plan.
(23)	The sales were effected in multiple transactions at prices ranging from $71.88 to $83.00, inclusive. The price per share reported is the weighted average price. These shares were sold pursuant to the terms and conditions of the Paradis Plan.
(24)	The sales were effected in multiple transactions at prices ranging from $75.6000 to $83.835, inclusive. The price per share reported is the weighted average price. These shares were sold pursuant to the terms and conditions of the Paradis Plan.
(25)	The sales were effected in multiple transactions at prices ranging from $84.35 to $88.87, inclusive. The price per share reported is the weighted average price. These shares were sold pursuant to the terms and conditions of the Paradis Plan.
(26)	The sales were effected in multiple transactions at prices ranging from $88.215 to $91.450, inclusive. The price per share reported is the weighted average price. These shares were sold pursuant to the terms and conditions of the Paradis Plan.
(27)	The sales were effected in multiple transactions at prices ranging from $81.19 to $87.89, inclusive. The price per share reported is the weighted average price. These shares were sold pursuant to the terms and conditions of the Paradis Plan.
(28)	The sales were effected in multiple transactions at prices ranging from $82.840 to $86.445, inclusive. The price reported is the weighted average price. These shares were sold pursuant to the terms and conditions of the Paradis Plan.
(29)	The sales were effected in multiple transactions at prices ranging from $81.05 to $85.42, inclusive. The price reported is the weighted average price. These shares were sold pursuant to the terms and conditions of the Paradis Plan.
(30)	The sales were effected in multiple transactions at prices ranging from $72.56 to $77.39, inclusive. The price per share reported is the weighted average price. These shares were sold pursuant to the terms and conditions of the Paradis Plan.
(31)	The sales were effected in multiple transactions at prices ranging from $100.00 to $106.37, inclusive. The price per share reported is the weighted average price. These shares were sold pursuant to the terms and conditions of the Paradis Plan.
(32)	The sales were effected in multiple transactions at prices ranging from $98.93 to $116.06, inclusive. The price per share reported is the weighted average price. These shares were sold pursuant to the terms and conditions of the Paradis Plan.
(33)	The sales were effected in multiple transactions at prices ranging from $120.70 to $127.01, inclusive. The price per share reported is the weighted average price. These shares were sold pursuant to the terms and conditions of the Paradis Plan.
(34)	The sales were effected in multiple transactions at prices ranging from $126.35 to $131.54, inclusive. The price per share reported is the weighted average price. These shares were sold pursuant to the terms and conditions of the Paradis Plan.
(35)	The sales were effected in multiple transactions at prices ranging from $131.62 to $136.00, inclusive. The price per share reported is the weighted average price. These shares were sold pursuant to the terms and conditions of the Paradis Plan.
(36)	On September 9, 2024, Mr. Paradis transferred 74,432 shares of Common Stock to his spouse as a gift.
(37)	The sales were effected in multiple transactions at prices ranging from $400.00 to $402.85, inclusive. The price reported is the weighted average price. The reporting person undertakes to provide, upon request, full information regarding the number of shares purchased in each transaction.